Exhibit 99.1
Progyny, Inc. Announces Second Quarter 2022 Results
Reports Record Quarterly Revenue of $195.0 Million, Reflecting 52% Growth Over the Prior Year Period
Seeing Strong Employer Demand for Fertility and Family Building Benefit Solutions
Raises Lower End of Full Year 2022 Guidance Ranges
Issues Revenue Guidance of $190.0 to $197.0 Million for the Third Quarter, Reflecting Growth of 55% to 61%

NEW YORK, August 4, 2022 /GlobeNewswire/ - Progyny, Inc. (Nasdaq: PGNY) (“Progyny” or the “Company”), a leading benefits management company specializing in fertility and family building benefits solutions, today announced its financial results for the three-month period ended June 30, 2022 (“the second quarter of 2022”) as compared to the three-month period ended June 30, 2021 (“the second quarter of 2021” or “the prior year period”).

“Progyny had a very strong second quarter, and our revenue growth of 52% over the prior year period reflects that we are continuing to see healthy levels of utilization, further affirming both the essential need of fertility treatment, as well as our members' strong desire to pursue the care that's required to achieve their family building goals,” said Pete Anevski, Chief Executive Officer of Progyny. “As we enter the heart of our selling season, employer demand for fertility and family building solutions is high. We expect that the majority of client decisions for implementations for 2023 will occur, as usual, in the late summer and early fall. Our current pipeline size and commitments received to date continue to be favorable relative to the record level of activity that we experienced a year ago, which, we believe, demonstrates that employers are looking to provide the benefits that will meet the needs and expectations of their workforce.”

“The strong results this quarter reflect our continued ability to realize meaningful operating efficiencies, even as we rapidly grow the business, as demonstrated not only by the growth in our second quarter Adjusted EBITDA, over the prior year period, but also through our highest-ever quarterly Adjusted EBITDA margin, which expanded 250 basis points over the second quarter of 2021,” said Mark Livingston, Progyny’s Chief Financial Officer.

Second Quarter Highlights:

(unaudited; in thousands, except per share amounts)	2Q 2022	2Q 2021
Revenue	$195,004	$128,651

Gross Profit	$43,887	$29,621
Gross Margin	22.5%	23.0%
Gross Margin excl. stock-based compensation expense[1]	25.7%	24.2%

Net Income	$8,768	$18,727

Net Income per Diluted Share[2]	$0.09	$0.19

Adjusted EBITDA[3]	$32,878	$18,469
Adjusted EBITDA Margin[3]	16.9%	14.4%
1.Gross margin excluding stock-based compensation expense is a financial measure not required by, or presented in accordance with, GAAP. See Annex A of this release for a reconciliation of gross margin excluding stock-based compensation expense to gross margin, the most directly comparable financial measure stated in accordance with GAAP for each of the periods presented.
2.Net income per diluted share reflects weighted-average shares outstanding as adjusted for potential dilutive securities, including options and warrants to purchase common stock, as well as restricted stock units.
3.Adjusted EBITDA and Adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with, U.S. GAAP. Please see Annex A of this release for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure stated in accordance with GAAP for each of the periods presented. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Financial Highlights
Revenue was $195.0 million, a 52% increase as compared to the $128.7 million reported in the second quarter of 2021, primarily as a result of the increase in our number of clients and covered lives.
•Fertility benefit services revenue was $126.8 million, a 37% increase from the $92.3 million reported in the second quarter of 2021.
•Pharmacy benefit services revenue was $68.2 million, an 87% increase as compared to the $36.4 million reported in the second quarter of 2021.

Gross profit was $43.9 million, an increase of 48% from the $29.6 million reported in the second quarter of 2021, primarily due to the higher revenue. Gross margin was 22.5%, a decrease of 50 basis points from the prior year period primarily due to an increase in non-cash stock-based compensation expense, partially offset by ongoing efficiencies realized in the delivery of our care management services.

Net income was $8.8 million, or $0.09 income per diluted share, a decrease of 53% as compared to $18.7 million, or $0.19 income per diluted share, reported in the second quarter of 2021. The lower net income was due primarily to the higher non-cash stock-based compensation expense, which was partially offset by the higher gross profit and operating efficiencies realized on our higher revenues, as well as a tax provision in the current period as compared to a tax benefit in the prior year.

Adjusted EBITDA was $32.9 million, an increase of 78%, or $14.4 million, from the $18.5 million reported in the second quarter of 2021, reflecting the higher gross profit and operating efficiencies realized on our higher revenues. Adjusted EBITDA margin was 16.9%, an increase of 250 basis points from the 14.4% Adjusted EBITDA margin in the second quarter of 2021.

Cash Flow
Net cash generated by operating activities for the second quarter of 2022 was $19.2 million, compared to net cash used by operating activities of $7.5 million in the prior year period. The improvement in cash flow reflects the higher operating results in the current period as well as the impact of timing of certain working capital items in both periods.

Balance Sheet and Financial Position
As of June 30, 2022, the Company had total working capital of approximately $211.5 million and no debt. This included cash and cash equivalents and marketable securities of $122.4 million, an increase of $16.7 million from the balances as of March 31, 2022.

Key Metrics
The Company had 273 clients as of June 30, 2022, as compared to 182 clients as of June 30, 2021.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
ART Cycles*	10,392	7,340	19,316	13,898
Utilization – All Members**	0.49%	0.54%	0.77%	0.83%
Utilization – Female Only**	0.44%	0.47%	0.66%	0.70%
Average Members	4,268,000	2,795,000	4,135,000	2,735,000

* Represents the number of ART cycles performed, including IVF with a fresh embryo transfer, IVF freeze all cycles/embryo banking, frozen embryo transfers, and egg freezing.
** Represents the member utilization rate for all services, including, but not limited to, ART cycles, initial consultations, IUIs, and genetic testing. The utilization rate for all members includes all unique members (female and male) who utilize the benefit during that period, while the utilization rate for female only includes only unique females who utilize the benefit during that period. For purposes of calculating utilization rates in any given period, the results reflect the number of unique members utilizing the benefit for that period. Individual periods cannot be combined as member treatments may span multiple periods.

Financial Outlook
“As the third quarter begins, member utilization continues to be at levels that are consistent with our expectations. With the further visibility we have into utilization - as well as the strength in our first half results - we are raising the lower end of our full year financial guidance,” said Mr. Anevski.

The Company is providing the following financial guidance for the year ending December 31, 2022 and the three-month period ending September 30, 2022 (the “third quarter”):

•Full Year 2022 Outlook:
oRevenue is now projected to be $750.0 million to $775.0 million, reflecting growth of 50% to 55%
oNet income is projected to be $13.8 million to $19.5 million, or $0.14 to $0.19 per diluted share, on the basis of approximately 102 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $114.0 million to $122.0 million

•Third Quarter of 2022 Outlook:
oRevenue is projected to be $190.0 million to $197.0 million, reflecting growth of 55% to 61%
oNet income is projected to be $1.9 million to $3.3 million, or $0.02 to $0.03 per diluted share, on the basis of approximately 102 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $29.6 million to $31.6 million

1.Adjusted EBITDA is a financial measure that is not required by, or presented in accordance with, U.S. GAAP. Please see Annex A of this release for a reconciliation of forward-looking Adjusted EBITDA to forward-looking net income, the most directly comparable financial measure stated in accordance with GAAP for the period presented.

Conference Call Information
Progyny will host a conference call at 4:45 P.M. Eastern Time (1:45 P.M. Pacific Time) today, August 4, 2022, to discuss its financial results. Interested participants from the United States may join by calling 1.866.825.7331 and using conference ID 265484. Participants from international locations may join by calling 1.973.413.6106 and using the same conference ID. A replay of the call will be available until August 11, 2022 at 11:59 P.M. Eastern Time by dialing 1.800.332.6854 (U.S. participants) or 1.973.528.0005 (international) and entering passcode 265484. A live audio webcast of the call and subsequent replay will also be available through the Events & Presentations section of the Company’s Investor Relations website at investors.progyny.com.

About Progyny
Progyny (Nasdaq: PGNY) is a leading fertility benefits management company. We are redefining fertility and family building benefits, proving that a comprehensive and inclusive solution can simultaneously benefit employers, patients, and physicians.

Our benefits solution empowers patients with education and guidance from a dedicated Patient Care Advocate (PCA), provides access to a premier network of fertility specialists using the latest science and technologies, reduces healthcare costs for the nation’s leading employers, and drives optimal clinical outcomes. We envision a world where anyone who wants to have a child can do so.

Headquartered in New York City, Progyny has been recognized for its leadership and growth by CNBC Disruptor 50, Modern Healthcare’s Best Places to Work in Healthcare, Financial Times, INC. 5000, and Crain’s Fast 50 for NYC. For more information, visit www.progyny.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release includes forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to management. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S.

Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, our financial outlook for the third quarter and full year 2022, statements regarding our positioning to successfully manage the ongoing impact of COVID-19, including variants, and the associated economic uncertainty on our business; the timing of client decisions; our expected utilization rates and mix; our ability to retain existing clients and acquire new clients; and our business strategy, plans, goals and expectations concerning our market position, future operations, and other financial and operating information, including our topline growth and margin expansion. The words “anticipates,” “assumes,” “believes,” “continues,” “could,” “estimates,” “expects,” “future,” “intends,” “may,” “plans,” “project,” “seeks,” “should,” “will,” and the negative of these or similar terms and phrases are intended to identify forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, without limitation, risks related to the ongoing impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, the spread of new variants, government actions and restrictive measures implemented in response, material delays and cancellations of fertility procedures and other impacts to the business; failure to meet our publicly announced guidance or other expectations about our business; competition in the market in which we operate; our history of operating losses and ability to sustain profitability in the future; our limited operating history and the difficulty in predicting our future results of operations; our ability to attract and retain clients and increase the adoption of services within our client base; the loss of any of our largest client accounts; changes in the technology industry; changes in the health insurance market; negative publicity in the health benefits industry; lags, failures or security breaches in our computer systems or those of our vendors; a significant change in the utilization of our solutions; our ability to offer high-quality support; positive references from our existing clients; our ability to develop and expand our marketing and sales capabilities; the rate of growth of our future revenues; the accuracy of the estimates and assumptions we use to determine the size of target markets; our ability to successfully manage our growth; unfavorable conditions in our industry or the United States economy; reductions in employee benefits spending; seasonal fluctuations in our sales; the adoption of new solutions and services by our clients or members; our ability to innovate and develop new offerings; our ability to adapt and respond to the medical landscape, regulations, client needs, requirements or preferences; our ability to maintain and enhance our brand; our ability to attract and retain members of our management team, key employees, or other qualified personnel; our ability to maintain our company culture; our ability to maintain our Center of Excellence network of healthcare providers; our strategic relationships with and monitoring of third parties; our ability to maintain or any disruption of our pharmacy distribution network; our relationship with key pharmacy program partners or any decline in rebates provided by them; our ability to maintain our relationships with benefits consultants; exposure to credit risk from our members; risks related to government regulation; risks related to potential sales to government entities; our ability to protect our intellectual property rights; risks related to any litigation against us; risks related to acquisitions, strategic investments, partnerships, or alliances; federal tax reform and changes to our effective tax rate; the imposition of state and local state taxes; our ability to utilize a significant portion of our net operating loss or research tax credit carryforwards; our ability to develop or maintain effective internal control over financial reporting and the increased costs of operating as a public company. For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and subsequent reports that we file with the SEC which are available at http://investors.progyny.com and on the SEC’s website at https://www.sec.gov.

Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Our actual future results could differ materially from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables include the non-GAAP financial measures

Adjusted EBITDA, Adjusted EBITDA margin, gross margin excluding the impact of stock-based compensation expense, and operating expenses excluding the impact of stock-based compensation.

Adjusted EBITDA, Adjusted EBITDA margin and gross margin excluding the impact of stock-based compensation expense are supplemental financial measures that are not required by, or presented in accordance with, GAAP. We believe that these non-GAAP measures, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA, Adjusted EBITDA margin and gross margin excluding the impact of stock-based compensation expense are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.

Adjusted EBITDA, Adjusted EBITDA margin and gross margin excluding the impact of stock-based compensation expense are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EBITDA margin include: (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating income and expenses, including other (income) expense, net and interest (income) expense, net; (5) it does not reflect tax payments that may represent a reduction in cash available to us. Gross margin excluding the impact of stock-based compensation expense does not reflect the impact of stock-based compensation, which is an important component of our compensation strategy. In addition, our non-GAAP measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as we calculate these measures, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA, Adjusted EBITDA margin and gross margin excluding the impact of stock-based compensation expense alongside other financial performance measures, including our net income, gross margin, and our other GAAP results.

We calculate Adjusted EBITDA as net income, adjusted to exclude depreciation and amortization; stock-based compensation expense; other (income) expense, net; interest income, net; and provision (benefit) for income taxes. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Please see Annex A: “Reconciliation of GAAP to Non-GAAP Financial Measures” elsewhere in this press release.

For Further Information, Please Contact:
Investors:
James Hart
investors@progyny.com

Media:
Selena Yang
media@progyny.com

PROGYNY, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$54,730	$91,413
Marketable securities	67,655	28,005
Accounts receivable, net of $23,476 and $17,379 of allowances at June 30, 2022 and December 31, 2021, respectively	229,864	134,557
Prepaid expenses and other current assets	4,129	4,564
Total current assets	356,378	258,539
Property and equipment, net	6,276	5,027
Operating lease right-of-use assets	7,359	7,805
Goodwill	11,880	11,880
Intangible assets, net	348	599
Deferred tax assets	76,344	71,274
Other noncurrent assets	4,291	2,941
Total assets	$462,876	$358,065
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$92,655	$61,399
Accrued expenses and other current liabilities	52,242	37,425
Total current liabilities	144,897	98,824
Operating lease noncurrent liabilities	6,955	7,419
Total liabilities	151,852	106,243
Commitments and Contingencies
STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at June 30, 2022 and December 31, 2021; 92,056,816 and 91,088,781 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	9	9
Additional paid-in capital	300,691	255,339
Treasury stock, at cost, $0.0001 par value; 615,980 shares at June 30, 2022 and December 31, 2021	(1,009)	(1,009)
Accumulated earnings (deficit)	11,315	(2,424)
Accumulated other comprehensive income (loss)	18	(93)
Total stockholders’ equity	311,024	251,822
Total liabilities and stockholders’ equity	$462,876	$358,065

PROGYNY, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$195,004	$128,651	$367,221	$250,784
Cost of services	151,117	99,030	290,385	192,256
Gross profit	43,887	29,621	76,836	58,528
Operating expenses:
Sales and marketing	11,496	4,028	21,511	8,042
General and administrative	23,553	13,937	46,545	27,023
Total operating expenses	35,049	17,965	68,056	35,065
Income from operations	8,838	11,656	8,780	23,463
Other income (expense):
Other income (expense), net	25	12	(71)	19
Interest income, net	40	252	52	234
Total other income (expense), net	65	264	(19)	253
Income before income taxes	8,903	11,920	8,761	23,716
(Provision) benefit for income taxes	(135)	6,807	4,978	10,177
Net income	$8,768	$18,727	$13,739	$33,893
Net income per share:
Basic	$0.10	$0.21	$0.15	$0.39
Diluted	$0.09	$0.19	$0.14	$0.34
Weighted-average shares used in computing net income per share:
Basic	91,964,978	88,165,158	91,578,707	87,783,894
Diluted	99,672,769	99,808,085	99,725,564	99,977,518

PROGYNY, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Six Months Ended June 30,
	2022	2021
OPERATING ACTIVITIES
Net income	$13,739	$33,893
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred tax benefit	(5,070)	(10,177)
Non-cash interest expense	—	38
Depreciation and amortization	750	718
Stock-based compensation expense	48,154	11,551
Bad debt expense	6,097	4,805
Changes in operating assets and liabilities:
Accounts receivable	(101,405)	(69,908)
Prepaid expenses and other current assets	421	1,491
Accounts payable	31,075	11,091
Accrued expenses and other current liabilities	15,591	9,537
Other noncurrent assets and liabilities	(1,368)	20
Net cash provided by (used in) operating activities	7,984	(6,941)

INVESTING ACTIVITIES
Purchase of property and equipment, net	(1,280)	(799)
Purchase of marketable securities	(94,611)	(83,481)
Sale of marketable securities	55,074	76,984
Net cash used in investing activities	(40,817)	(7,296)

FINANCING ACTIVITIES
Proceeds from exercise of stock options	1,209	1,191
Payment of employee taxes related to equity awards	(5,635)	(9,291)
Proceeds from contributions to employee stock purchase plan	576	779
Net cash used in financing activities	(3,850)	(7,321)
Net decrease in cash and cash equivalents	(36,683)	(21,558)
Cash and cash equivalents, beginning of period	91,413	70,305
Cash and cash equivalents, end of period	$54,730	$48,747

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes, net of refunds received	$60	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Additions of property and equipment, net included in accounts payable and accrued expenses	$303	$98

ANNEX A

PROGYNY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands)
Costs of Services, Gross Margin and Operating Expenses Excluding Stock-Based Compensation Calculation
The following table provides a reconciliation of cost of services, gross profit, sales and marketing and general and administrative expenses to each of these measures excluding the impact of stock-based compensation expense for each of the periods presented:

	Three Months Ended			Three Months Ended
	June 30, 2022			June 30, 2021
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$151,117	$(6,170)	$144,947	$99,030	$(1,461)	$97,569
Gross profit	$43,887	$6,170	$50,057	$29,621	$1,461	$31,082
Sales and marketing	$11,496	$(5,079)	$6,417	$4,028	$(798)	$3,230
General and administrative	$23,553	$(12,405)	$11,148	$13,937	$(4,258)	$9,679

Expressed as a Percentage of Revenue
Gross margin	22.5%	3.2%	25.7%	23.0%	1.1%	24.2%
Sales and marketing	5.9%	(2.6)%	3.3%	3.1%	(0.6)%	2.5%
General and administrative	12.1%	(6.4)%	5.7%	10.8%	(3.3)%	7.5%

	Six Months Ended			Six Months Ended
	June 30, 2022			June 30, 2021
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$290,385	$(12,335)	$278,050	$192,256	$(2,748)	$189,508
Gross profit	$76,836	$12,335	$89,171	$58,528	$2,748	$61,276
Sales and marketing	$21,511	$(9,842)	$11,669	$8,042	$(1,479)	$6,563
General and administrative	$46,545	$(25,977)	$20,568	$27,023	$(7,324)	$19,699

Expressed as a Percentage of Revenue
Gross margin	20.9%	3.4%	24.3%	23.3%	1.1%	24.4%
Sales and marketing	5.9%	(2.7)%	3.2%	3.2%	(0.6)%	2.6%
General and administrative	12.7%	(7.1)%	5.6%	10.8%	(2.9)%	7.9%

Adjusted EBITDA and Adjusted EBITDA Margin on Incremental Revenue Calculation
The following table provides a reconciliation of Net income to Adjusted EBITDA for each of the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net income	$8,768	$18,727	$13,739	$33,893
Add:
Depreciation and amortization	386	296	750	718
Stock‑based compensation expense	23,654	6,517	48,154	11,551
Other (income) expense, net	(25)	(12)	71	(19)
Interest income, net	(40)	(252)	(52)	(234)
Provision (benefit) for income taxes	135	(6,807)	(4,978)	(10,177)
Adjusted EBITDA	$32,878	$18,469	$57,684	$35,732

Revenue	$195,004	$128,651

Incremental revenue vs. 2021	66,353

Incremental Adjusted EBITDA vs. 2021	14,409

Incremental Adj EBITDA margin on incremental revenue	21.7%

Reconciliation of Non-GAAP Financial Guidance for the Three Months Ending September 30, 2022 and Year Ending December 31, 2022

	Three Months Ending September 30, 2022		Year Ending December 31, 2022
(in thousands)	Low	High	Low	High

Revenue	$190,000	$197,000	$750,000	$775,000
Net Income	$1,900	$3,300	$13,781	$19,481
Add:
Depreciation and amortization	400	400	1,600	1,600
Stock-based compensation expense	26,500	26,500	104,000	104,000
Other income, net	—	—	19	19
Provision (benefit) for income taxes	800	1,400	(5,400)	(3,100)
Adjusted EBITDA*	$29,600	$31,600	$114,000	$122,000

* All of the numbers in the table above reflect our future outlook as of the date hereof.  Net income and Adjusted EBITDA ranges do not reflect any estimate for other potential activities and transactions, nor do they contemplate any discrete income tax items, including the income tax impact related to equity compensation activity.